FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): April 7, 2006

                          GLOBETEL COMMUNICATIONS CORP.
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                      0-23532                  88-0292161
(State or Other Jurisdiction    (Commission File Number)    (I.R.S. Employer
      of Incorporation)                                   Identification No.)

        9050 Pines Blvd., Suite 110, Pembroke Pines, FL            33024
          (Address of Principal Executive Offices)               (Zip Code)

      Registrant's telephone number, including area code: 954-241-0590

            Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)

Thomas Jimenez has retired as Chief Financial Officer of GlobeTel Communications Corp. Mr. Jimenez had no disputes with the Company.

Item 502(c)

Lawrence Lynch has been named acting Chief Financial Officer. Mr. Lynch is the former Chief Financial Officer for First Data Corporation - Latin America, and has over 25 years experience in accounting, banking and card-related products. He began his career as an officer for the Irving Trust Company (now Bank of New
York) and later as a Vice President of Security Pacific National Trust Company. In addition, Mr. Lynch has owned and operated several successful "acquiring-and-issuing" card companies in the United States and in Mexico. Mr. Lynch has a Bachelor of Science degree in Economics from Hofstra University, New York and an MBA from Adelphi University, New York.

                                    SIGNATURE

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        GlobeTel Communications Corp.


Dated: April 11, 2006                   By: /s/ Timothy M. Huff
                                            -------------------------------
                                            Timothy M. Huff
                                            Chief Executive Officer